For Release October 27, 2005	Contacts:
5:00 p.m. Eastern Time	Media: Nancy Ledford
423-229-5264 / nledford@eastman.com
Investors: Greg Riddle
423-229-8692 / griddle@eastman.com

Eastman Announces Record Quarterly Sales Revenue and Solid Third-Quarter Earnings

KINGSPORT, Tenn., October 27, 2005 - Eastman Chemical Company (NYSE:EMN) today announced record sales revenue of $1.82 billion and earnings of $1.50 per diluted share for third quarter 2005 versus earnings of $0.49 per diluted share for third quarter 2004.  Excluding the items described below for both periods, third-quarter 2005 earnings were $1.53 per diluted share, while third-quarter 2004 earnings were $0.79 per diluted share. For reconciliation to reported earnings, see Table 8 in the accompanying third-quarter 2005 financial tables.

Included in the results for third quarter 2005 were asset impairments and restructuring charges of $4 million.  Third-quarter 2004 results included asset impairments and restructuring charges of $42 million and a net deferred tax benefit of $8 million.

"Our strong base continued to deliver solid earnings despite the margin compression that occurred toward the end of the quarter due to volatile raw material and energy costs," said Brian Ferguson, chairman and CEO.  "Year-over-year, our third-quarter earnings per share excluding the items described above increased by over 90 percent, and we remain on track for one of the best years in our company's history."

(In millions, except per share amounts)	3Q2005	3Q2004
Sales revenue	$1,816	$1,649
Sales revenue excluding restructured, divested and consolidated CASPI product lines*	$1,816	$1,575
Earnings per diluted share	$1.50	$0.49
Earnings per diluted share excluding asset impairments and restructuring charges, and net deferred tax benefit*	$1.53	$0.79
Net cash provided by operating activities	$165	$119

 *For reconciliation to reported sales revenue and earnings, see Tables 4a and 8, respectively, in the accompanying third-quarter 2005 financial tables.

Operating earnings in third quarter 2005 were $198 million compared with operating earnings of $73 million in third quarter 2004.  Excluding asset impairments and restructuring charges in both periods, operating earnings were $202 million in third quarter 2005 compared with $115 million in third quarter 2004.  The year-over-year increase was due primarily to higher selling prices, higher sales volume from continuing product lines and ongoing cost reduction efforts.  Third-quarter 2005 operating earnings increased despite raw material and energy costs that were more than $100 million over third-quarter 2004 levels.

Sales revenue for third quarter 2005 was $1.82 billion, a 10 percent increase over third quarter 2004 and a company record.  The increase in sales revenue was due to higher selling prices throughout the company and increased sales volume from continuing product lines.  Third-quarter 2004 sales revenue included sales revenue from restructured, divested and consolidated product lines in the coatings, adhesives, specialty polymers and inks (CASPI) segment.  Excluding sales revenue from those product lines for third quarter 2004, year-over-year sales revenue increased by 15 percent and sales volume increased by 3 percent.

Eastman Division Results 3Q 2005 versus 3Q 2004

Coatings, Adhesives, Specialty Polymers and Inks - External sales revenue decreased by 7 percent as a result of the restructured, divested, and consolidated product lines in third quarter 2004.  Sales revenue for continuing product lines in the segment increased by 17 percent primarily due to higher selling prices for cyclical commodity product lines.  Operating earnings increased as higher selling prices and continued cost reduction efforts more than offset higher raw material and energy costs.

Performance Chemicals and Intermediates - External sales revenue increased by 16 percent primarily due to higher selling prices.  Operating earnings increased substantially as a result of higher selling prices and continued cost reduction efforts that more than offset higher raw material and energy costs.  Third-quarter operating earnings included $10 million of operating earnings from the achievement of certain milestones under an acetyls technology licensing agreement.

Specialty Plastics - External sales revenue increased by 8 percent as higher selling prices more than offset lower sales volume.  The lower sales volume was attributed mainly to the impact on demand of higher selling prices that were largely the result of efforts to offset increased raw material and energy costs.  Lower acetate sales volume for use in photographic film also contributed to the segment's overall lower sales volume.  Operating earnings declined as higher sales revenue was more than offset by increased raw material and energy costs and expenditures related to growth efforts.

Voridian Division Results 3Q 2005 versus 3Q 2004

Polymers - External sales revenue increased by 19 percent primarily due to higher selling prices and increased sales volume.  The higher selling prices were mainly the result of efforts to offset volatile raw material and energy costs.  Operating earnings increased as higher selling prices and ongoing cost reduction efforts more than offset the higher raw material and energy costs.

Fibers - External sales revenue increased by 24 percent as a result of higher selling prices and increased sales volume.  The higher sales volume was attributed to stronger demand for acetate tow and acetate yarn resulting from structural changes in their respective markets.  Operating earnings increased as higher selling prices and increased sales volume more than offset higher raw material and energy costs.

    Developing Businesses Division Results 3Q 2005 versus 3Q 2004 - External sales revenue for third quarter 2005 was $2 million compared with $31 million for third quarter 2004.  The decline was attributed primarily to the shutdown of Cendian Corporation.  Division third-quarter 2005 operating results included asset impairments and restructuring charges of $3 million related to the Cendian actions.

Cash Flow

Eastman generated $165 million in cash from operating activities in third quarter 2005 compared with cash from operating activities of $119 million in third quarter 2004.  The increase is primarily attributed to strong operating results.  In addition, the company made a contribution of $103 million to its U.S. defined benefit pension plans during the third quarter and has contributed $165 million year-to-date.

Outlook

      Commenting on the outlook for the fourth quarter 2005, Ferguson said, "There is currently limited visibility regarding the degree to which the aftermath of the hurricanes in the Gulf Coast will affect the costs and availability of key raw materials and the economic growth for the remainder of 2005.  In addition, normal seasonality typically reduces demand in some of our businesses and product lines in the fourth quarter.  We remain focused on pricing as a key determinant of our profitability, particularly in the current business environment."

      Eastman will host a conference call with industry analysts on Oct. 28 at 8:00 a.m. Eastern Time.  To listen to the live webcast of the conference call, go to www.eastman.com, investors, event information, audio archives.  To listen via telephone, the dial-in number is 913-981-5532, passcode number 290845.  A telephone replay will be available continuously from 11:00 a.m. Eastern Time, Oct. 28, to 12:00 a.m. Eastern Time, Nov. 4, at 888-203-1112, passcode number 290845.

  Eastman manufactures and markets chemicals, fibers and plastics worldwide.  It provides key differentiated coatings, adhesives and specialty plastics products; is the world’s largest producer of PET polymers for packaging; and is a major supplier of cellulose acetate fibers.  Founded in 1920 and headquartered in Kingsport, Tenn., Eastman is a FORTUNE 500 company with 2004 sales of $6.6 billion and approximately 12,000 employees.  For more information about Eastman and its products, visit www.eastman.com.

Forward-Looking Statements:   This news release includes forward-looking statements concerning current expectations for future economic and business conditions; raw material and energy costs; company strategies, actions and efforts to control and reduce costs and to increase overall selling prices and continue to improve operating and financial performance; and overall operating and financial performance for the fourth quarter of 2005.  Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results.  Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized.  Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission, including the Form 10-Q filed for second quarter 2005 and the Form 10-Q to be filed for third quarter 2005, available on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

EASTMAN CHEMICAL COMPANY - EMN	October 27, 2005
5:00 PM EDT

FINANCIAL INFORMATION
October 27, 2005

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), October 28, 2005.

EASTMAN CHEMICAL COMPANY - EMN	October 27, 2005
5:00 PM EDT

TABLE 1 - STATEMENTS OF EARNINGS

	Third Quarter		First Nine Months
(Dollars in millions, except per share amounts)	2005	2004	2005	2004

Sales	$1,816	$1,649	$5,330	$4,922
Cost of sales	1,464	1,392	4,205	4,160
Gross profit	352	257	1,125	762

Selling, general and administrative expenses	108	107	339	329
Research and development expenses	42	35	120	116
Asset impairments and restructuring charges, net	4	42	23	188
Other operating income	--	--	(2)	--
Operating earnings	198	73	645	129

Interest expense, net	23	29	77	88
Income from equity investment in Genencor	--	(5)	(173)	(14)
Early debt extinguishment costs	--	--	46	--
Other (income) charges, net	(2)	1	(3)	10
Earnings (loss) before income taxes	177	48	698	45
Provision (benefit) for income taxes	54	10	207	(71)
Net earnings	$123	$38	$491	$116

Earnings per share
Basic	$1.51	$0.50	$6.10	$1.51
Diluted	$1.50	$0.49	$6.01	$1.49

Shares (in millions) outstanding at end of period	81.5	77.9	81.5	77.9

Shares (in millions) used for earnings per share calculation
Basic	81.3	77.6	80.5	77.4
Diluted	82.0	78.3	81.7	78.1

EASTMAN CHEMICAL COMPANY - EMN	October 27, 2005
5:00 PM EDT

TABLE 2 - OTHER SALES INFORMATION

	Third Quarter, 2005
(Dollars in millions)	Gross Sales	Interdivisional Sales	External Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$333	$--	$333
Performance Chemicals and Intermediates	599	171	428
Specialty Plastics	190	11	179
Total Eastman Division	1,122	182	940

Voridian Division
Polymers	667	21	646
Fibers	251	23	228
Total Voridian Division	918	44	874

Developing Businesses Division
Developing Businesses	2	--	2
Total Developing Businesses Division	2	--	2

Total Eastman Chemical Company	$2,042	$226	$1,816

	Third Quarter, 2004
	Gross Sales	Interdivisional Sales	External Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$357	$--	$357
Performance Chemicals and Intermediates	518	147	371
Specialty Plastics	179	15	164
Total Eastman Division	1,054	162	892

Voridian Division
Polymers	559	17	542
Fibers	206	22	184
Total Voridian Division	765	39	726

Developing Businesses Division
Developing Businesses	137	106	31
Total Developing Businesses Division	137	106	31

Total Eastman Chemical Company	$1,956	$307	$1,649

EASTMAN CHEMICAL COMPANY - EMN	October 27, 2005
5:00 PM EDT

TABLE 2 - OTHER SALES INFORMATION (Continued)

	First Nine Months, 2005
(Dollars in millions)	Gross Sales	Interdivisional Sales	External Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$978	$1	$977
Performance Chemicals and Intermediates	1,711	497	1,214
Specialty Plastics	572	36	536
Total Eastman Division	3,261	534	2,727

Voridian Division
Polymers	2,009	65	1,944
Fibers	704	71	633
Total Voridian Division	2,713	136	2,577

Developing Businesses Division
Developing Businesses	87	61	26
Total Developing Businesses Division	87	61	26

Total Eastman Chemical Company	$6,061	$731	$5,330

	First Nine Months, 2004
	Gross Sales	Interdivisional Sales	External Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$1,272	$--	$1,272
Performance Chemicals and Intermediates	1,402	428	974
Specialty Plastics	515	40	475
Total Eastman Division	3,189	468	2,721

Voridian Division
Polymers	1,622	50	1,572
Fibers	603	66	537
Total Voridian Division	2,225	116	2,109

Developing Businesses Division
Developing Businesses	418	326	92
Total Developing Businesses Division	418	326	92

Total Eastman Chemical Company	$5,832	$910	$4,922

	Third Quarter		First Nine Months
(Dollars in millions)	2005	2004	2005	2004

Sales by Region - External Sales
United States and Canada	$1,052	$969	$3,068	$2,784
Europe, Middle East, and Africa	332	333	1,051	1,137
Asia Pacific	235	192	685	562
Latin America	197	155	526	439
	$1,816	$1,649	$5,330	$4,922

EASTMAN CHEMICAL COMPANY - EMN	October 27, 2005
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES AND OTHER OPERATING INCOME

	Third Quarter		First Nine Months
(Dollars in millions)	2005	2004	2005	2004
Operating Earnings (Loss) by Segment and Certain Items
Eastman Division Segments
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings (loss)	$64	$38	$195	$44
Asset impairments and restructuring charges	1	4	3	79
Other operating income	--	--	(2)	--

Performance Chemicals and Intermediates
Operating earnings (loss)	47	(10)	149	10
Asset impairments and restructuring charges	--	30	4	37

Specialty Plastics
Operating earnings (loss)	17	18	59	14
Asset impairments and restructuring charges	--	3	--	53

Total operating earnings (loss)	$128	$46	$403	$68
Total asset impairments and restructuring charges	$1	$37	$7	$169
Total other operating income	$--	$--	$(2)	$--

Voridian Division Segments
Polymers
Operating earnings (loss)	$27	$3	$146	$11
Asset impairments and restructuring charges	--	1	--	13

Fibers
Operating earnings (loss)	58	44	148	110

Total operating earnings (loss)	$85	$47	$294	$121
Total asset impairments and restructuring charges	$--	$1	$--	$13

Developing Business Division Segment
Developing Businesses
Operating earnings (loss)	$(14)	$(21)	$(57)	$(60)
Asset impairments and restructuring charges	3	4	16	6

Total operating earnings (loss)	$(14)	$(21)	$(57)	$(60)
Total asset impairments and restructuring charges	$3	$4	$16	$6

Eliminations to operating earnings (loss)	$(1)	$1	$5	$--

Total Eastman Chemical Company
Total operating earnings (loss)	$198	$73	$645	$129
Total asset impairments and restructuring charges	$4	$42	$23	$188
Total other operating income	$--	$--	$(2)	$--

EASTMAN CHEMICAL COMPANY - EMN	October 27, 2005
5:00 PM EDT

TABLE 4a- EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

	First Quarter	Second Quarter	Third Quarter
(Dollars in millions)	2005	2005	2005

Sales Revenue	$1,762	$1,752	$1,816
Less: CASPI restructured, divested, and consolidated product lines (1)	--	--	--
Sales revenue - continuing product lines	$1,762	$1,752	$1,816

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2004	2004	2004	2004	2004

Sales Revenue	$1,597	$1,676	$1,649	$1,658	$6,580
Less: CASPI restructured, divested, and consolidated product lines (1)	174	193	74	--	441
Sales revenue - continuing product lines	$1,423	$1,483	$1,575	$1,658	$6,139

TABLE 4b- EASTMAN DIVISION DETAIL OF SALES REVENUE

	First Quarter	Second Quarter	Third Quarter
(Dollars in millions)	2005	2005	2005

Sales Revenue	$885	$902	$940
Less: CASPI restructured, divested, and consolidated product lines (1)	--	--	--
Sales revenue - continuing product lines	$885	$902	$940

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2004	2004	2004	2004	2004

Sales Revenue	$886	$943	$892	$824	$3,545
Less: CASPI restructured, divested, and consolidated product lines (1)	174	193	74	--	441
Sales revenue - continuing product lines	$712	$750	$818	$824	$3,104

(1) These businesses and product lines include acrylate ester monomers, composites (unsaturated polyester resins), inks and graphic arts raw materials, liquid resins, powder resins and textile chemicals divested on July 31, 2004 as well as other restructuring, divestiture and consolidation activities that the Company has completed related to these businesses and product lines.

EASTMAN CHEMICAL COMPANY - EMN	October 27, 2005
5:00 PM EDT

TABLE 5 - CASPI SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, AND OTHER OPERATING INCOME

	First Quarter	Second Quarter	Third Quarter
(Dollars in millions)	2005	2005	2005

Sales Revenue
CASPI restructured, divested, and consolidated product lines (1)	$--	$--	$--
Continuing product lines	319	325	333
Total sales revenue	$319	$325	$333

Operating earnings (loss)
CASPI restructured, divested, and consolidated product lines (1) (2)	$--	$--	$--
Continuing product lines	67	64	64
Total operating earnings (loss)	$67	$64	$64

Asset impairments and restructuring charges
CASPI restructured, divested, and consolidated product lines (1)	$1	$1	$1
Continuing product lines	--	--	--
Total asset impairments and restructuring charges	$1	$1	$1

Other Operating income
CASPI restructured, divested, and consolidated product lines (1)	$(2)	$--	$--
Continuing product lines	--	--	--
Total other operating income	$(2)	$--	$--

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2004	2004	2004	2004	2004

Sales Revenue
CASPI restructured, divested, and consolidated product lines (1)	$174	$193	$74	$--	$441
Continuing product lines	265	283	283	282	1,113
Total sales revenue	$439	$476	$357	$282	$1,554

Operating earnings (loss)
CASPI restructured, divested, and consolidated product lines (1) (2)	$(11)	$(72)	$(2)	$--	$(85)
Continuing product lines	41	48	40	23	152
Total operating earnings (loss)	$30	$(24)	$38	$23	$67

Asset Impairments and Restructuring Charges
CASPI restructured, divested, and consolidated product lines (1)	$5	$66	$1	$--	$72
Continuing product lines	1	3	3	2	9
Total asset impairments and restructuring charges	$6	$69	$4	$2	$81

(1) See note (1) to Table 4a and 4b
(2) Includes allocated costs consistent with the Company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.

EASTMAN CHEMICAL COMPANY - EMN	October 27, 2005
5:00 PM EDT

TABLE 6 - SALES REVENUE CHANGE - EXTERNAL SALES

Third Quarter, 2005 Compared to Third Quarter, 2004
Change in External Sales Revenue Due To
	Revenue Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers,
and Inks	(7) %	(19) %	13%	(1) %	-- %
Performance Chemicals and Intermediates	16%	(1) %	17%	-- %	-- %
Specialty Plastics	8%	(3) %	12%	(1) %	-- %
Total Eastman Division	5%	(8) %	14%	(1) %	-- %

Voridian Division
Polymers	19%	4%	14%	-- %	1%
Fibers	24%	11%	13%	-- %	-- %
Total Voridian Division	20%	6%	14%	-- %	-- %

Developing Businesses Division
Developing Businesses	(95) %	-- %	-- %	(95) %	-- %
Total Developing Businesses Division	(95) %	-- %	-- %	(95) %	-- %

Total Eastman Chemical Company	10%	(2) %	14%	(2) %	-- %

First Nine Months, 2005 Compared to First Nine Months, 2004
Change in External Sales Revenue Due To
	Revenue Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers,
and Inks	(23) %	(35) %	11%	-- %	1%
Performance Chemicals and Intermediates	25%	8%	19%	(3) %	1%
Specialty Plastics	13%	2%	10%	-- %	1%
Total Eastman Division	-- %	(13) %	14%	(1) %	-- %

Voridian Division
Polymers	24%	-- %	23%	-- %	1%
Fibers	18%	7%	9%	2%	-- %
Total Voridian Division	22%	2%	19%	-- %	1%

Developing Businesses Division
Developing Businesses	(72) %	-- %	-- %	(72) %	-- %
Total Developing Businesses Division	(72) %	-- %	-- %	(72) %	-- %

Total Eastman Chemical Company	8%	(7) %	16%	(2) %	1%

EASTMAN CHEMICAL COMPANY - EMN	October 27, 2005
5:00 PM EDT

TABLE 7 - PERCENTAGE GROWTH IN SALES VOLUME

Third Quarter, 2005 Compared to
Third Quarter, 2004
Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	(19) %	(53) %	(19) %
Performance Chemicals and Intermediates	-- %	5%	2%
Specialty Plastics	(3) %	(33) %	(8) %
Total Eastman Division	(7) %	2%	(5) %

Voridian Division
Polymers	4%	7%	5%
Fibers	11%	4%	7%
Total Voridian Division	6%	4%	5%

Developing Businesses Division
Developing Businesses	>100%	-- %	>100%
Total Developing Businesses Division	>100%	-- %	>100%

Total Eastman Chemical Company	(1) %

Regional sales volume growth
United States and Canada	(1) %
Europe, Middle East, and Africa	(11) %
Asia Pacific	9%
Latin America	6%

EASTMAN CHEMICAL COMPANY - EMN	October 27, 2005
5:00 PM EDT

TABLE 7 - PERCENTAGE GROWTH IN SALES VOLUME (Continued)

First Nine Months, 2005 Compared to
First Nine Months, 2004
Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	(34) %	>100%	(34) %
Performance Chemicals and Intermediates	9%	3%	7%
Specialty Plastics	2%	(27) %	(3) %
Total Eastman Division	(10) %	1%	(8) %

Voridian Division
Polymers	-- %	10%	-- %
Fibers	7%	1%	4%
Total Voridian Division	1%	3%	1%

Developing Businesses Division
Developing Businesses	>100%	-- %	>100%
Total Developing Businesses Division	>100%	-- %	>100%

Total Eastman Chemical Company	(5) %

Regional sales volume growth
United States and Canada	(2) %
Europe, Middle East, and Africa	(19) %
Asia Pacific	5%
Latin America	(8) %

EASTMAN CHEMICAL COMPANY - EMN	October 27, 2005
5:00 PM EDT

TABLE 8 - OPERATING EARNINGS, NET EARNINGS, AND EARNINGS PER SHARE RECONCILIATION

OPERATING EARNINGS, NET EARNINGS, AND NET EARNINGS PER DILUTED SHARE

	Third Quarter 2005
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net Earnings Per Diluted Share

As reported	$198	$177	$123	$1.50

Certain Items:

Asset impairments and restructuring charges	4	4	3	0.03

Excluding certain items	$202	$181	$126	$1.53

	Third Quarter 2004
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net Earnings Per Diluted Share

As reported	$73	$48	$38	$0.49

Certain Items:

Asset impairments and restructuring charges	42	42	31	0.40
Net deferred tax benefit related to assets held for sale in the CASPI segment	--	--	(8)	(0.10)

Excluding certain items	$115	$90	$61	$0.79

EASTMAN CHEMICAL COMPANY - EMN	October 27, 2005
5:00 PM EDT

TABLE 9 - STATEMENTS OF CASH FLOWS

	First Nine Months
(Dollars in millions)	2005	2004

Cash flows from operating activities
Net earnings	$491	$116

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	229	243
Asset impairments	1	131
Income from equity investment in Genencor	(173)	(14)
Early debt extinguishment costs	46	--
Provision (benefit) for deferred income taxes	130	(82)
Changes in operating assets and liabilities:
(Increase) decrease in receivables	(35)	(151)
(Increase) decrease in inventories	(141)	9
Increase (decrease) in trade payables	(5)	10
Increase (decrease) in liabilities for employee benefits and incentive pay	(108)	35
Other items, net	(61)	4

Net cash provided by operating activities	374	301

Cash flows from investing activities
Additions to properties and equipment	(224)	(171)
Proceeds from sale of assets	50	115
Proceeds from sale of equity investment in Genencor	417	--
Additions to capitalized software	(8)	(11)
Other items, net	(5)	(10)

Net cash provided by (used in) investing activities	230	(77)

Cash flows from financing activities
Net increase (decrease) in commercial paper, credit facility and other short-term borrowings	(84)	(15)
Repayment of borrowings	(544)	(500)
Dividends paid to stockholders	(106)	(102)
Proceeds from stock option exercises and other items	91	14

Net cash used in financing activities	(643)	(603)

Net change in cash and cash equivalents	(39)	(379)

Cash and cash equivalents at beginning of period	325	558

Cash and cash equivalents at end of period	$286	$179

EASTMAN CHEMICAL COMPANY - EMN	October 27, 2005
5:00 PM EDT

TABLE 10 - SELECTED BALANCE SHEET ITEMS

	September 30,	December 31,
(Dollars in millions)	2005	2004

Current Assets	$1,844	$1,768

Net Properties	3,134	3,192

Other Assets	630	879

Total Assets	$5,608	$5,839

Payables and Other Current Liabilities	$1,021	$1,098

Short-term Borrowings	4	1

Long-term Borrowings	1,436	2,061

Other Liabilities	1,552	1,495

Stockholders’ Equity	1,595	1,184

Total Liabilities and Stockholders’ Equity	$5,608	$5,839